SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2010

MercadoLibre, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33647	98-0212790

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Tronador 4890, 8th Floor
Buenos Aires, C1 430DNN, Argentina
(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code:  011-54-11-5352-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Compensation Program

On June 25, 2010, the board of directors (the “Board”) of MercadoLibre, Inc. (the “Company”), upon the recommendation of the compensation committee of the Board, established the Company’s executive compensation program for 2010 by (i) approving 2010 base salaries; (ii) establishing the performance criteria applicable to determine eligibility for annual cash bonuses for 2010; and (iii) adopting the 2010 Long Term Retention Plan (the “2010 LTRP”).

The following table includes the 2010 base salary, annual cash bonus range and 2010 LTRP target bonus of each named executive officer effective January 1, 2010.

	Annual Salary (1),	2010 Annual Bonus Range (1)	Target 2010 LTRP Bonus (2)
Marcos Galperín President and Chief Executive Officer	$545,600	$377,723 - $629,538	$1,950,468
Hernán Kazah Executive Vice President and Chief Financial Officer	$264,000	$182,769 - $304,615	$943,775
Stelleo Tolda Executive Vice President and Chief Operating Officer	$264,000	$182,769 - $304,615	$943,775
Osvaldo Gimenez Senior Vice President — Payments	$191,968	$59,067 - $118,134	$93,553
Marcelo Melamud Vice President and Chief Accounting Officer	$107,772	$24,870 - $49,740	$61,013

(1)           For 2010, base salary and annual bonus compensation for each of Messrs. Galperín, Kazah, Gimenez and Melamud has been fixed in Argentine pesos and base and target compensation for Mr. Tolda has been fixed in Brazilian reais.  Accordingly, the salary and bonus range disclosed in U.S. dollars are approximations based on prevailing average exchange rates during April 2010.

(2)           See the section entitled “2010 LTRP” below for a detailed discussion of the payment methodology under the 2010 LTRP.  Actual cash amounts to be paid under the 2010 LTRP may be more or less than the target amount shown in the table.

Annual Cash Bonuses

A portion of each executive’s annual bonus is based upon the Company’s achievement of pre-set goals for performance in each of the following (the “General Company Performance Objectives”):

•
net revenues minus bad debt for the Company’s marketplace business, defined as the Company’s net revenues for 2010, determined in accordance with U.S. generally accepted accounting principles (“GAAP”), less the portion of the Company’s bad debt for its marketplace business that are uncollectible and after adjustments for unusual items as determined by the compensation committee;

•	net income, defined as the Company’s net income in 2010, determined in accordance with GAAP and after adjustments for unusual items as determined by the compensation committee; and

•
adjusted free cash flow of the Company, defined as the net increase in the Company’s cash and cash equivalents and short-term and long-term investments in 2010 over 2009 adjusted by (a) the difference between the MercadoPago accounts receivable balance at December 31,

•
2009 versus December 31, 2010 and (b) the difference between the MercadoPago accounts payable balance at December 31, 2009 versus December 31, 2010 and after adjustments for unusual items as determined by the compensation committee.

In addition to the General Company Performance Objectives, a portion of each executive’s annual bonus is based upon individual performance as determined by a 360-degree qualitative assessment carried out on the executive officer (each, an “Individual Qualitative Assessment”).

For Mr. Gimenez, in addition to the General Company Performance Objectives and the Individual Qualitative Assessment, a portion of his bonus will be based upon the 2010 net revenues of the Company’s MercadoPago business.

As in 2009, to determine each executive’s 2010 annual bonus, each performance metric is determined by multiplying the percentage of each objective actually achieved by the weight of each element. Each metric is then added together to equal an executive’s total performance tally. The following table describes the components of each named executive officer’s 2010 annual bonus and the percentage weight of each element:

2010 Annual Bonus Components

	MercadoLibre net revenues minus Marketplace bad debt	MercadoLibre net income	MercadoLibre adjusted free cash flow	MercadoPago net revenues	Individual performance
Marcos Galperín	47.5%	23.75%	23.75%	—	5%
Hernán Kazah	42.5%	21.25%	21.25%	—	15%
Stelleo Tolda	42.5%	21.25%	21.25%	—	15%
Osvaldo Gimenez	33.75%	16.875%	16.875%	17.5%	15%
Marcelo Melamud	42.5%	21.25%	21.25%	—	15%

For an executive officer to be eligible to receive any bonus in 2010, the following conditions must be satisfied (the “Minimum Eligibility Conditions”):

•	the Company must achieve at least 80% of the target General Company Performance Objectives in 2010;

•	the subject executive must score at least 80% on his Individual Qualitative Assessment; and

•	the executive’s total performance tally must equal at least 80%.

In addition, Mr. Gimenez will not be entitled to receive a bonus for 2010 if the MercadoPago business does not achieve at least 70% of target net revenues.

Once the Minimum Eligibility Conditions are met, each executive officer’s annual bonus equals a percentage of his annual base salary within the dollar ranges described above, based upon his total performance tally, consistent with the Company’s 2009 annual cash bonus program. For example, when an officer’s performance tally equals 80%, the officer would receive the minimum bonus according to his seniority, or 69% of base salary in the case of Messrs. Galperín, Kazah and Tolda, 31% of base salary in the case of Mr. Gimenez and 23% of salary in the case of Mr. Melamud. If the performance tally equals 90%, then the officer would receive the mid-point of the bonus range according to his seniority, or 92% of base salary in the case of Messrs. Galperín, Kazah and Tolda, 46% of base salary in the case of Mr. Gimenez and 35% of base salary in the case of Mr. Melamud. If the performance tally equals 100% or higher, the officer would receive the maximum annual bonus detailed above, or 115% of base salary in the cases of Messrs. Galperín, Kazah and Tolda, 62% of base salary in the cases of Mr. Gimenez and 46% of base salary in the case of Mr. Melamud. Actual annual bonus amounts are based on a number of monthly salaries thus percentages are approximate.

2010 LTRP

In order to receive an award under the 2010 LTRP, the executive must satisfy the Minimum Eligibility Conditions applicable to determine eligibility for annual cash bonuses. If these Minimum Eligibility Conditions are satisfied, the executive will, subject to his continued employment as of each applicable payment date, receive the target amount of his 2010 LTRP bonus described in the above table, payable as follows:

•	the officer will receive a fixed cash payment equal to 6.25% of his or her 2010 LTRP bonus once a year for a period of eight years starting in 2011 (the “Annual Fixed Payment”);

•
on each date the Company pays the Annual Fixed Payment to an officer, he will also receive a cash payment equal to the product of (i) 6.25% of the applicable 2010 LTRP bonus and (ii) the quotient of (a) divided by (b), where (a), the numerator, equals the Applicable Year Stock Price (as defined below) and (b), the denominator, equals the 2009 Stock Price (as defined below).  For purposes of the 2010 LTRP, the “2009 Stock Price” shall equal $45.75 (the average closing price of the Company’s common stock on the NASDAQ Global Market during the final 60 trading days of 2009) and the “Applicable Year Stock Price” shall equal the average closing price of the Company’s common stock on the NASDAQ Global Market during the final 60 trading days of the year preceding the applicable payment date for so long as the Company’s common stock is listed on the NASDAQ.

The maximum amount of each executive officer’s 2010 LTRP bonus will depend on the Company’s stock price for the last 60 days of the applicable fiscal year. To the extent the Company’s stock price exceeds $45.75 for one or more applicable periods, the amount of the executive’s 2010 LTRP bonus will exceed 6.25% of the amount in the above table.  To the extent the Company’s stock price is less than $45.75 for one or more applicable periods, the amount of the executive’s 2010 LTRP bonus will be less than 6.25% of the amount in the above table.  Thus, total cash payments under the 2010 LTRP over the life of the plan may be more or less than the target amount listed in the above table.

For full details of the 2010 LTRP, please see the copy of the plan filed as Exhibit 10.1 to this current report, the contents of which are incorporated by reference herein.

Item 9.01.                      Financial Statements and Exhibits.

(c)           Exhibits.

10.1           2010 Long Term Retention Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCADOLIBRE, INC. (Registrant)
Date: June 29, 2010	By:	/s/ Hernán Kazah
Hernán Kazah
Executive Vice President and Chief Financial Officer